IMMEDIATE RELEASE

MMRGlobal 2013 Chairman's Letter

LOS ANGELES, CA -- (MARKETWIRE) -- 01/14/13 -- MMRGlobal, Inc. (OTCQB: MMRF)

Dear MMRF Shareholders:

MMRGlobal Management would like to take this opportunity to highlight some of its accomplishments from 2012 and to share our plans for 2013.

The Company now owns seven U.S. patents and has nearly 400 claims focused on the digital transmission of medical records, including Personal Health Records (PHRs). The Company also has additional U.S. patent applications pending, which include numerous continuation applications. Internationally, the Company has issued patents and pending applications in countries of commercial interest such as Australia, Singapore, New Zealand, Mexico, Canada, Hong Kong, Japan, South Korea, Israel, and European nations.

MMR has met with significant success in our early licensing efforts based on a five-plus year industry-wide awareness of the Company's intellectual property and its relevance to the market. In 2013, the Company will aggressively pursue infringement claims and plans on commencing litigation starting this month against companies in healthcare, retail and other markets.

Over the last month, we have entered into licensing agreements with EMR vendors, a laboratory reporting services vendor, a document management systems vendor providing services to more than 750 hospitals and a Personal Health Record provider. We believe that this trend will continue.

Based on government regulations and the breadth of its patent portfolio, MMR is well positioned to monetize its intellectual property given requirements under the law pertaining to HIPAA, the HITECH Act and Meaningful Use Stages 2 and 3. The Company believes hospitals, healthcare professionals and certain vendors responding to the current needs of the market will need licenses from the Company, or they could infringe upon MMR's portfolio of intellectual property.

The Company also anticipates receiving the next portion of milestone payments under its $13,000,000 license agreement with a biotech company as originally filed in a Form 8-K with the SEC on December 21, 2010. Globally, the Company will continue to exploit its biotech IP and will retain experts in 2013 to help monetize its patents, patient samples and other IP.

On September 27, 2012, the Company announced the signing of an agreement with our Australian licensee, VisiInc PLC, incorporated in the Company's third quarter filing as Exhibit 10.1. The Agreement calls for the sale of more than 1,000 MMRPro systems through a large reseller of medical products and services to healthcare professionals. As of September 30, 2012, we had delivered the first 25 MMRPro systems. Since that time, the Company is continuing scheduled deliveries. MMRPro will be bundled with other Visi products and marketed as VISI MMRPro, which is being sold through the Seagate VAR and OEM channels including the Burkhart Dental channel.

Last week, MMR participated in a demonstration of Connected Health in the Alcatel-Lucent and ng Connect Partners booth at the International Consumer Electronics Show. During the show, MMR demonstrated its role as the untethered PHR to wellness solutions. The Company has been working with Alcatel-Lucent's Connected Hospital Sales team using MMR's MyMedicalRecords.com PHR and portal for patients and physicians to receive and store medical records created by Telemedicine and Telehealth systems. We plan on deploying these services with licensees and customers this year. As part of our Telemedicine and Telehealth initiatives, and following MMR's attendance at the Verizon and Alcatel-Lucent Annual Healthcare and Life Science Symposium last November 13-14, we are continuing active discussions with Verizon and other wireless carriers and plan on announcing strategic relationships in 2013. The Company is also investing in building numerous wireless interfaces to our Personal Health Record and MMRPro professional services.

The growth in Telemedicine will also fuel the value of the Company's IP. Because Telemedicine portals require connectivity to the patient, this gives MMR the opportunity to increase revenue by offering a combined Alcatel-Lucent platform with MMR's patented PHR through organizations and employers with direct connection to the doctor and wellness management tools.

The Company is also beginning to see a trend towards providing Personal Health Records for animals. Through relationships with Pets Best Insurance, horse owners and Dancing Paws, which I founded, we intend to sell our PHR into the five billion dollar U.S. pet market. We also believe that there are a number of veterinarian IT systems providers that also infringe on the Company's patents and which we also plan on pursuing.

In 2012, we introduced the first Prepaid Personal Health Record card designed for distribution in retail. This year, consumers will be able to purchase cards nationwide.

In 2012, MMR also entered into agreements to distribute personal health records to seniors through home health care agencies, retirement communities, associations, and assisted living centers. Additionally, with the passage of the Medicare 30-Day Readmission Rule, the Company expects to expand that initiative working with providers and nursing associations.

In April, our Chinese Joint Venture partner, Unis-Tongue, began integrating a Chinese language version of our MyMedicalRecords.com PHR in hospitals in Henan Province. Henan Province alone has over 100 million residents.

In 2012, MMR also received numerous patents in Mexico. As a result, Mexico now represents an important licensing and business opportunity. Hector V. Barreto, a former member of MMRGlobal's Board of Directors who chairs the Company's Board of Advisors, is assisting MMR in Mexico. Hector spent five years as Administrator of the U.S. Small Business Administration and currently serves as Chairman of The Latino Coalition. He also received the "Aguila Azteca" award, which is the highest recognition bestowed by Mexico to a citizen of another country.

This year, the Company is planning to increase its visibility in Washington D.C., providing a voice to the value of using stimulus monies to fund an untethered Personal Health Record for all Americans from the point-of-view of a small business enterprise. Meetings with members of the Congressional Science Committee overseeing health IT matters are being scheduled at this time.

On behalf of MMRGlobal and its employees, may I wish you, your family and friends the happiest, healthiest and most prosperous year as we look forward to a great 2013.

Sincerely,

Robert H. Lorsch, MMRGlobal Chairman and CEO
Follow me on Twitter at BobLorschTweets

About MMRGlobal
MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, retail pharmacies, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com.

Forward-Looking Statements
All statements in this press release that are not strictly historical in nature, including, without limitation, intellectual property licenses, potential intellectual property enforcement actions, infringement claims or litigation, and future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "potential," "intend," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. Actual outcomes and results of operations and the timing of selected events may differ materially from the results predicted, and any reported results should not be considered as an indication of future performance. Such statements are necessarily based on assumptions and estimates and are subject to various risks and uncertainties, including those relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, potential licensees, competitors and legislative, judicial and other governmental authorities and officials. Factors that could cause or contribute to such differences include, but are not limited to: unexpected outcomes with respect to intellectual property enforcement actions, claims of intellectual property infringement and general intellectual property litigation; our ability to maintain, develop, monetize and protect our patent portfolio for both the Company's health IT and biotechnology intellectual property assets in the U.S. and internationally; the timing of milestone payments in connection with licensing our intellectual property; our ability to establish and maintain strategic relationships; changes in our relationships with our licensees; the risk the Company's products are not adopted or viewed favorably by the healthcare community and consumer retail market; business prospects, results of operations or financial condition; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; the timing and volume of sales and installations; the length of sales cycles and the installation process; the market's acceptance of new product and service introductions; competitive product offerings and promotions; changes in government laws and regulations including the 2009 HITECH Act and changes in Meaningful Use and the 2010 Affordable Care Act; future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; the possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; risks related to a security breach by third parties; risks associated with recruitment and retention of key personnel; other litigation matters; uncertainties associated with doing business internationally across borders and territories; and additional risks discussed in the Company's filings with the Securities and Exchange Commission. The Company is providing this information as of the date of this release and, except as required by applicable law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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Michael Selsman
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ms@publiccommunications.biz
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